I. C. S.

INTEGRITY COAL SALES, INC.

905 Marconi Avenue, Ronkonkoma, New York 11779
(631) 467-6969 Fax: (631) 467-7776
e-mail: integcoal@AOL.com

[redacted]

COAL PURCHASE ORDER ** Note

DATE: 12/21/18
ORDER NO.: 12731

SCHEDULE: As Scheduled

PURCHASED FROM: McCoy Elkhorn Coal
P.O. Box 606
Fishers, IN 46038

QUANTITY: 50,000 TPM
March 2019 - Jan. 31, 2020
50,000 TPM
March 2020 - Jan. 31, 2021
ICS has first right of refusal
for all coal above 50,000 TPM

SHIP TO: Integrity Coal Sales, Inc.
905 Marconi Avenue
Ronkonkoma, NY 11779

PRICE:
1) First Year; $97.00 NT FOB Rail, Bevins Branch - CSX or FOB Truck, Bevins Branch, at Integrity's option
2) Second Year; Feb. 1, 2020 - Jan. 31, 2021 price based on market, collar $80.00 min $120.00 max
* 3) All coal deducts $13.50/ton against Bridge Loan until payback complete *See Loan Agreement

PAYMENT TERMS: Net 20 Days From Mine Loading Date And Receipt Of Final Weights And Analysis.

QUALITY: 100% Washed Coal at McCoy Elkhorn

Moisture:	ARNU:
Volatile:	Oxidation:
Ash:	FSI:
Sulphur:	DDPM:

PREMIUM/PENALTIES: (Fractions Pro-Rata)
Moisture Penalty:
Ash Penalty:
Sulfur Penalty:
Volatile Penalty:
Fluidity:

SAMPLING/TESTING TERMS: Trainload Sampling by SGS, Cost Borne by Buyer

WEIGHTS: CSX Weights To Govern, or certified truck weights

Integrity Coal Sales, Inc. (the "Buyer") agrees to purchase and the Seller identified below agrees to sell the above described quantity and quality of coal on the above terms and the GENERAL TERMS AND CONDITIONS contained on the reverse side or following page of this Purchase Order which are INCORPORATED BY REFERENCE as if fully set forth herein.

INTEGRITY COAL SALES, INC.	McCOY ELKHORN COAL
By: [signature]	By: [signature]
Its: President 12/31/18	Its: President